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                                                        Exhibit 2

                         OMITTED SCHEDULES AND EXHIBITS
                         ------------------------------



EXHIBIT A - LIST OF BORROWERS

EXHIBIT B - FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C - FINANCIAL STATEMENTS

EXHIBIT D - LIST OF CLOSING DOCUMENTS

EXHIBIT E - [FORM OF] NOTICE OF BORROWING

EXHIBIT F - [FORM OF] NOTICE OF CONVERSION/CONTINUATION

EXHIBIT G - [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT H - [FORM OF] JOINDER AGREEMENT


Schedule 1.1 - Assigned Contracts
Schedule 6.3 - Locations of Collateral
Schedule 8.3 - Organization and Qualification
Schedule 8.4 - Prior Names of Borrowers
Schedule 8.5 - Subsidiaries and Affiliates
Schedule 8.7 - Capitalization
Schedule 8.9 - Debt
Schedule 8.12 - Premises/Property
Schedule 8.13 - Proprietary Rights
Schedule 8.14 - Trade Names
Schedule 8.15 - Litigation
Schedule 8.17 - Labor Disputes
Schedule 8.18 - Environmental Laws
Schedule 8.21 - ERISA
Schedule 8.28 - Material Agreements
Schedule 8.29 - Bank Accounts


     Registrant will furnish to the Securities and Exchange Commission a copy of any Schedule or Exhibit listed above upon request.

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